Exhibit 99.1

Ethan Allen Provides Details on its Action Plan in Response to COVID-19

DANBURY, CT – April 1, 2020 – Ethan Allen Interiors Inc. (“Ethan Allen” or the “Company”) (NYSE: ETH) today announced its action plan in response to the COVID-19 health crisis. Everything has changed as a result of the rapid spread of COVID-19 around the world. Our sympathy goes out to all of those whose lives are being impacted by the virus, and we are thankful for those putting their health at risk to protect ours.

Farooq Kathwari, Ethan Allen’s Chairman, President and CEO commented, “As you know, we are going through unprecedented times. Our enterprise over the past 88 years has gone through the Great Depression, a World War and several recessions, and we have come out stronger and more vibrant each time. The coronavirus crisis is unique and severe. Never in our history, in fact in world history, has mankind been asked to stay locked up in their homes and businesses asked in mass to close down their operations.”

“We are taking many steps to manage this crisis with compassion and collaboration. An important aspect is to have cash to continue to exist. Fortunately, we have been prudent and so far, have been debt free. However, we have now taken on debt to ensure we have cash availability to survive this crisis. We have to make tough decisions to conserve cash. We are taking many measures including reduced compensation of our management associates. I have personally decided to take zero salary to June 30th, and we will reduce the salaries of all our associates making a salary of $80,000 and up.”

“We are taking a major workforce reduction through temporary layoffs,” said Mr. Kathwari. “We take very seriously the responsibilities we have with our associates, customers and all shareholders. Our objective is to persevere through this, get back to work, open our 200 North American design centers and restart our North American manufacturing and logistics operations,” Mr. Kathwari concluded.

The Company’s action plans are outlined below into three key categories: Operations, Human Capital, and Cash & Expense Management; and are based on its continued assessment of the COVID-19 health crisis and to ensure the well-being of its employees and their families, its customers and the communities where it operates.

Operations

Ethan Allen has taken the following operational actions:

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The Company’s design centers, which were originally planned to be closed from March 19th through March 27th, will remain closed as multiple counties and states have imposed shelter in place, or stay at home orders extending through mid to late April.

●	The Company, which has been paying its associates since the March 19, 2020 closures will continue to pay its affected associates through April 2, 2020.

●	Temporary closure of most of its manufacturing facilities, effective immediately.

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The Company will continue to serve its customers. Customers can schedule in-person appointments with the Company’s design consultants and interact virtually with them through Live Chat online at www.ethanallen.com. Design consultants will work remotely utilizing technology, including the Ethan Allen inHome augmented reality app, the 3-D room planning tool, Skype and FaceTime.

Human Capital

Ethan Allen has taken the following actions with its workforce:

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The furlough of approximately 70% of its global workforce. The recently signed Coronavirus Aid, Relief and Economic Security (CARES) Act provides larger unemployment benefits than at any other time in U.S. history.

●	Farooq Kathwari, Ethan Allen’s Chairman, President and CEO will forego his salary through June 30, 2020.

●	A salary reduction of up to 40% for all senior management and up to 20% for other salaried employees through June 30, 2020.

●	The Company’s Board of Directors will reduce their cash compensation by 50% through June 30, 2020.

●	As noted earlier, the Company will pay its affected associates through April 2, 2020. In addition, impacted employees will continue to receive enrolled benefits for up to 2 months.

Cash & Expense Management

In light of these temporary closures and workforce reductions, Ethan Allen is taking the following actions to manage cash flow, control expenses and facilitate a strong return to business once it resumes operations:

●	Elimination of all non-essential operating expenses so that operations are maintained at minimum levels.

●	The delay of capital expenditures.

●	Temporary halt of the share repurchase program.

●	The Company’s regular quarterly cash dividend is currently being evaluated.

As previously announced on March 23, 2020, the Company borrowed $80 million under its revolving credit facility. To further increase liquidity and strengthen its financial position, the Company borrowed an additional $20 million on March 30th, bringing its cash and investments on hand to approximately $110 million as of March 31, 2020. The Company remains committed to paying dividends over the long-term and will review dividend payments in the short-term. Likewise, Ethan Allen will reinstate share repurchases when it deems appropriate.

Ethan Allen plans to report its fiscal 2020 third quarter results in early May and will update the investment community with more details on its various initiatives at that time. Until that time, the Company undertakes no obligation to update the investment community.

ABOUT ETHAN ALLEN

Ethan Allen Interiors Inc. (NYSE: ETH) is a leading interior design company and manufacturer and retailer of quality home furnishings. The Company offers complimentary interior design service to its clients and sells a full range of furniture products and decorative accessories through ethanallen.com and a network of approximately 300 design centers in the United States and abroad. Ethan Allen owns and operates nine manufacturing facilities including six manufacturing plants in the United States, two manufacturing plants in Mexico and one manufacturing plant in Honduras. Approximately 75% of its products are made in its North American plants. For more information on Ethan Allen's products and services, visit www.ethanallen.com.

Investor / Media Contact:

Matt McNulty
Vice President, Finance
IR@ethanallen.com

FORWARD-LOOKING STATEMENTS

This news release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), which represent management's beliefs and assumptions concerning future events based on information currently available to the Company relating to its future results. Such forward-looking statements are identified in this press release and the related webcasts, conference calls and other related discussions or documents incorporated herein by reference by use of forward-looking words such as “anticipate,” “believe,” “plan,” “estimate,” “expect,” “intend,” “will,” “may,” “continue,” “project,” “target,” “outlook," "forecast," “guidance," and similar expressions and the negatives of such forward-looking words. These forward-looking statements are subject to management decisions and various assumptions about future events and are not guarantees of future performance. Actual results could differ materially from those anticipated in the forward-looking statements due to a number of risks and uncertainties including, but not limited to the following: a volatile retail environment and changing economic conditions may further adversely affect consumer demand and spending; global and local economic uncertainty may materially adversely affect manufacturing operations or sources of merchandise and international operations; disruptions of supply chain; changes in U.S. trade and tax policy; competition from overseas manufacturers and domestic retailers; failure to successfully anticipate or respond to changes in consumer tastes and trends in a timely manner; ability to maintain and enhance the Ethan Allen brand; the number of manufacturing and logistics sites may increase exposure to business disruptions and could result in higher transportation costs; fluctuations in the price, availability and quality of raw materials could result in increased costs or cause production delays; current and former manufacturing and retail operations and products are subject to increasingly stringent environment, health and safety requirements; the use of emerging technologies as well as unanticipated changes in the pricing and other practices of competitors; reliance on information technology systems to process transactions, summarize results, and manage its business and that of certain independent retailers; disruptions in both primary and back-up systems; product recalls or product safety concerns; successful cyber-attacks and the ability to maintain adequate cyber-security systems and procedures; loss, corruption and misappropriation of data and information relating to customers; loss of key personnel; additional asset impairment charges that could reduce profitability; access to consumer credit could be interrupted as a result of conditions outside of the Company’s control; its ability to locate new design center sites and/or negotiate favorable lease terms for additional design centers or for the expansion of existing design centers; changes to fiscal and tax policies; its operations present hazards and risks which may not be fully covered by insurance; possible failure to protect its intellectual property; failure to successfully transition from a promotional to a membership model; potential risks and uncertainties relating to the duration, severity and geographic spread of the COVID-19 pandemic; actions that may be taken by governmental authorities to contain the COVID-19 pandemic or to mitigate its impact; the potential negative impact of COVID-19 on the global economy, consumer demand and the supply chain; and the impact of COVID-19 on the Company's financial condition, business operations and liquidity.

Given the risks and uncertainties surrounding forward-looking statements, you should not place undue reliance on these statements. Many of these factors are beyond the Company’s ability to control or predict. These forward-looking statements speak only as of the date of this news release. Other than as required by law, the Company undertakes no obligation to update or revise its forward-looking statements, whether because of new information, future events, or otherwise. Accordingly, actual circumstances and results could differ materially from those contemplated by the forward-looking statements.